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Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of The Nasdaq Stock Market, Inc. (the "Company") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Hardwick Simmons, as Chairman and Chief Executive Officer of the Company, and David P. Warren, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

        (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HARDWICK SIMMONS Name: Hardwick Simmons Title: Chairman and Chief Executive Officer Date: March 28, 2003
/s/ DAVID P. WARREN Name: David P. Warren Title: Executive Vice President and Chief Financial Officer Date: March 28, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit 99.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002